Exhibit 99.2

February 28, 2017 Recent Results and Developments Fourth Quarter & Full Year 2016

Statements made in this presentation regarding American Public Education, Inc . or its subsidiaries, that are not historical facts are forward - looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry . These forward - looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements . Forward - looking statements can be identified by words such as “anticipate", “believe”, “seek”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “should”, “will” and “would” . These forward - looking statements include, without limitation, statements regarding expected growth, expected registrations and enrollments, expected revenues, expected earnings, brand and enrollment management, program development and business development initiatives . Actual results could differ materially from those expressed or implied by these forward - looking statements as a result of various factors, including the various risks described in the “ Risk Factors ” section and elsewhere in the American Public Education ’ s Annual Report on Form 10 - K for the year ended December 31 , 2016 and in the American Public Education’s other filings with the SEC . American Public Education undertakes no obligation to update publicly any forward - looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future . 2 Advancing the Learning Experience | Exploring New Opportunities SAFE HARBOR STATEMENT American Public Education, Inc.

RECENT RESULTS AND HIGHLIGHTS Our Student Persistence Rates Continued to Improve Y/Y • APUS continued to focus on improving student persistence and stabilizing enrollment. • Net course registrations by returning students at APUS declined 7% for the three months ended December 31, 2016. • The first course pass and completion rate for APUS undergraduate students using Federal Student Aid increased by 19% for the three months ended December 31, 2016, compared to the same period last year. • HCON new student enrollment increased approximately 22% y/y for the three months ending March 31, 2017 (Winter 2017). • HCON’s Toledo campus opened in January 2017. Excluding this campus, HCON’s same - campus new student enrollment growth increased approximately 12% y/y for the three months ending March 31, 2017. For the twelve months ended December 31, 2016 APUS Net Course Registrations by Primary Funding Source Other 12% FSA/Title IV 29% Military/TA 37% VA 22% 3 Advancing the Learning Experience | Exploring New Opportunities FSA   -18.7% TA   -7.5% VA   -4.2% OTHER   -5.0% Total:   -10.1% 4Q2016 Change (y/y) APUS Net Course Registrations by Primary Funding Source

STUDENT-FOCUSED APPROACH TO QUALITY

APUS

Focus on Affordability:
- Published undergraduate costs 19% below avg. in-state 4-year institutions[3]

Emphasis on Military & Public Service Communities:
- Received "Best for Vets Colleges" distinction from Military Times
- Bachelor's programs ranked among the best by US News & World Report

Commitment to Student Engagement:
- APUS Mobile, Clearpath, Civitas, mentoring and course redesign

Changes in Executive Leadership:
- Chief Innovation Officer
- SVP, Provost
- SVP, Enrollment Management

95%
ALUMNI SURVEY
respondents were either completely satisfied or very satisfied with education received.[1]

91%
SENIORS SURVEY
respondents would probably or definitely chose APUS again if they could start over.[2]



APUS Conferrals
Over 70,000 Alumni
11,200
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016



Student Persistence
First Course Pass and Completion Rate of Undergraduate Students Utilizing FSA
2012
2013
2014
2015
2016



Bad Debt Expense
As % of FY Revenue
6.0%
4.0%
2.0%
0.0%
5.5%
3.9%
2.1%
2014
2015
2016

4 *Advancing the Learning Experience | Exploring New Opportunities*

1. APUS, 2016 End of Program Survey
2. NSSE, 2016 Survey
3. http://www.apu.apus.edu/lp2/degrees/tuition.htm

apei

5 Advancing the Learning Experience | Exploring New Opportunities APUS ENROLLMENT STABILIZATION Reengineer Processes & Emphasize Course Development Strengthen Enrollment Management: • Improve effectiveness of enrollment lifecycle. • Improve enrollment management and marketing initiatives. • Target marketing efforts to attract highest value students. Expand Programs in Alignment with Workforce Demand: • Launch new degree and certificate programs. • Focus on learning outcomes and course development. Increase Focus on Workforce Skill Gaps: • APUS Momentum TM – launch several unique, competency - based degree programs. • Center for Applied Learning – created to provide training programs aligned with needs of public safety professionals and their employers.

FINANCIAL RESULTS SUMMARY Fourth Quarter 2016 Advancing the Learning Experience | Exploring New Opportunities 6 • Consolidated revenue decreased 8.5% to $78.6 million, compared to $85.9 million in the same period of 2015. • Costs and Expenses: • Instructional costs and services expenses increased as a percentage of revenue to 38.2%, compared to 34.6% in the prior year period. • Selling and promotional expenses increased as a percentage of revenue to 18.4%, compared to 17.7% in the prior year period. • General and administrative expenses increased as a percentage of revenue to 22.8% compared to 21.2% in the prior year period. • Net income decreased to $6.9 million, or $ 0.42 per diluted share, compared to $9.8 million, or $ 0.60 per diluted share, in the prior year period. • Cash and cash equivalents increased to $146.4 million, compared to $105.7 million at December 31, 2015.

FINANCIAL/OPERATIONAL OUTLOOK First Quarter 2017 Advancing the Learning Experience | Exploring New Opportunities 7 The following statements are based on current expectations. These statements are forward - looking and actual results may differ materially. Approximate Change (y/y) APUS Net course registrations 1 by new students - 25% to - 19% APUS Net course registrations 1 - 11% to - 9% HCON New student enrollment 2 Approx. +22% HCON Total student enrollment 2 Approx. - 8% Total consolidated revenue - 12% to - 10% Total net income per diluted share* $0.25 to $0.30 First Quarter 2017 1 APUS Net Course Registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty . 2 HCON Student Enrollment represents the total number of students enrolled in a course immediately after the date by which students may drop a course without penalty . * Prior to taking into account the effect of impairment, infrequent or unusual transactions, if any.

Fourth Quarter 2016 Financial Results Conference Call February 28, 2017

APPENDIX GAAP to Adjusted Net Income Reconciliation 9 GAAP to Adjusted Net Income Reconciliation: (In thousands, except per share data)                       Net income: $ 24,155 $ 1.49   $ 32,414 $ 1.93 Add adjustments: Loss on disposal of student course registration software development 3,978 0.25 — — Impairment of goodwill 4,735 0.29 — — Workforce Realignment Costs — — 1,598 0.10 Write-down of Information Technology and other Assets — — 2,105 0.13 Tax effect of non-GAAP adjustments (3,318) (0.20) (1,372) (0.08) Adjusted net income: $ 29,550 $ 1.82   $ 34,745 $ 2.07 Weighted average number of diluted common           shares outstanding:   16,214 $ Per Share 16,797 Per Share (unaudited) Twelve Months Ended December 31, $ The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of adjusted net income for the twelve months ended December 31, 2016 and 2015: 2016 2015